Exhibit 10.18

LEASE AGREEMENT

2250 Bert Drive

Hollister, CA 95023

Parcel Number 051-15-04-009-0

THIS LEASE is made and executed, in duplicate, at Hollister, California, on the date hereinafter set forth by and between Michael & Paige McCullough and TEKNOVA, a Corporation, hereinafter referred to respectively as “Lessor,” and “Lessee”, without regard to number or gender.

IT IS AGREED between the parties hereto as follows:

1. PREMISES. Lessor hereby lets to Lessee, and Lessee hereby hires from Lessor, on the terms and conditions hereinafter set forth, those certain premises, with appurtenances, commonly known as 2250 Bert Drive, in the City of Hollister, County of San Benito, State of California, San Benito County Assessor Parcel Number 051-15-04-009-0, or particularly described as “Exhibit A”, attached hereto and made a part hereof by reference.

2. TERM. The term of this Lease shall be for ten (10) years, commencing Dec.01/2015 and initially terminating Nov.30, 2025 unless terminated as provide herein. Upon the initial 10 year term of this agreement expiring, the term of this agreement will be renewed for an additional five year period. The terms of the agreement shall remain the same except as may be modified by written mutual agreement.

3. DELAY AND DELIVERY OF POSSESSION. If Lessor, for any reason whatsoever, cannot deliver possession of the premises to Lessee at the commencement of the term of this Lease, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the term and the time when Lessor can deliver possession. The term of this Lease shall not be extended by such delay.

4. RENT. The total rent is $2,349,960.00, lawful money of the United States of America, which Lessee shall pay to Lessor, without deduction or offset, at such place or places as may be designated from time to time in writing by Lessor, in installments as follows:

$19,583.00 on or before the 1st day of each and every month during the term hereof, commencing on the 1st day of December 2015.

Any rent increases under this Lease shall commence no earlier than three (3) years after the date of the commencement of this Lease. The maximum amount that the rent may be increased in any one year (starting in the fourth year of this Lease) shall be five 5% over the beginning base rent under this Lease.

5. Supplemental Improvement. Notwithstanding anything to the contrary contained herein, provided Tenant is not in default of this Tenant Work Letter or otherwise under the Lease . The Supplemental Improvement, $345,262.36 plus interest thereon at 5.5 percent, shall be amortized over the initial Term into Base Rent to be paid pursuant to Section 4 of the Lease. Notwithstanding anything hereinbefore to the contrary, the last monthly payment of Base Rent due on the first day of the final month of the initial Term shall be equal to any remaining balance of the Supplemental Improvement and interest thereon still owing as of such date. If Tenant terminates or defaults beyond the applicable cure period, in addition to all other damages and liability under the Lease, at law or in equity, Tenant shall be liable for the entire unamortized portion of the Supplemental Improvement.

5. LATE CHARGE. Lessee acknowledges that late payment to Lessor of the rent and other sums due hereunder will cause Lessee to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of cash rent or any other cash sums due from Lessee is not received by Lessor within ten (10) days after such amount shall be due Lessee shall pay to Lessor a charge equal to six per cent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

6. PERSONAL PROPERTY TAXES. Prior to delinquency, Lessee shall pay all taxes assessed against and levied on fixtures, furnishings, equipment and other personal property of Lessee, located in or on the premises, and, when possible, Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from real property taxes. In the event any or all of Lessee’s fixtures, furnishings, equipment or other personal property shall be assessed and billed with real property taxes, Lessee shall pay to Lessor, without deduction or offset, all such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes.

7. REAL PROPERTY TAX INCREASE AND ASSESSMENTS. Lessee shall, in addition to all other sums agreed to be paid by it under this Lease, pay to Lessor all real property taxes which shall, during the term of this Lease, be assessed and levied against the real property in excess of the real property taxes assessed and levied for the fiscal year ending July 01, 2012. Lessee shall pay to Lessor such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes.

From and after Jan. 1, 2015, Lessee shall pay before delinquency all general and special assessments levied and assessed against the premises during the term of the Lease. On demand by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments. Real property tax increase and assessments shall be paid as additional rent.

Notwithstanding the above provisions of this paragraph 8, Lessee shall not be liable for increases in real property taxes that result from changes in ownership of the premises. For purposes of this Lease, “change of ownership” has the same definition as in California Revenue and Taxation Code §§60-62, or any amendments or successor statutes to those sections.

8. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, and all other services and utilities supplied to the premises.

9. PERMITS AND LICENSES. Lessee shall, at its sole cost and expense, apply for, obtain and maintain all permits and licenses necessary or required for the operation of Lessee’s business and shall comply with all of the requirements of all governmental authorities now in force, or which may hereafter be in force, regulating any phase of the business of Lessee.

10. OCCUPANCY AND USE OF PREMISES/LESSEE’S OBLIGATIONS. The premises shall be used and occupied only for the purpose of manufacturing and processing of bio-tech equipment and materials, and activities related thereto, and for no other purpose without Lessor’s prior written consent. Lessee shall not do or permit to be done, on or about the premises, anything that may be forbidden by the rules of the fire insurance underwriters or which may result in the cancellation of any fire insurance policy in standard form. Lessee shall keep the premises in a clean and sanitary condition.

11. INSURANCE HAZARDS. No use shall be, or permitted to be, made on the premises, nor act done, which will increase fire insurance rates for the premises, or cause cancellation of any fire insurance policy covering the premises, or any part thereof, nor shall Lessee sell or permit to be sold, kept or used in or about the premises any article which may be prohibited by a standard form of fire insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the premises of any insurance organization or company, necessary for the maintenance of reasonable fire insurance covering the premises.

12. ENTRY BY LESSOR. Lessee shall permit Lessor and their agents to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for any lawful purpose without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned.

13. ACCEPTANCE OF PREMISES AND SURRENDER AT END OF TERM. Subject to the provisions of paragraph 17 below, by entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair, and agrees on the last day of the term of this Lease, or sooner termination thereof, to surrender to Lessor all and singular the premises and appurtenances thereto in the same condition as received, or as hereafter may be put, reasonable use and wear thereof and damage by fire, act of God, or the elements excepted.

14. ALTERATIONS. Lessee shall not make or suffer to be made any improvements, alterations or additions to the premises, or any part or parts thereof, without first submitting written plans and specifications for the same to Lessor for approval, and without the consent of Lessor being first had and obtained. Any improvements, alterations, or additions to the premises, except moveable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor.

15. LIENS. Lessee shall keep the premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee.

16. MAINTENANCE AND REPAIR. As a material part of the consideration for the leasing of the premises at the rental herein provided, Lessee shall, at its sole cost and expense, keep and maintain the premises and appurtenances and every part thereof in good and sanitary order, condition and repair. Lessee waives the provisions of Civil Code Sections 1941 and 1942 with respect to Lessor’s obligations for tenantability of the premises and tenants right to make repairs and deduct the expenses of such repairs from the rent.

Excepting only as in this Lease expressly provided, Lessor shall have not duty, obligation or liability whatsoever to care for or maintain the premises. In the event that, by any express provision of this Lease, Lessor agrees to care for or maintain the, or any part of, the premises, such agreement on the part of Lessor shall constitute a covenant only, and no obligations or liability whatsoever shall exist on the part of Lessor to Lessee by reasons thereof unless Lessee shall first serve on Lessor written notice specifying with particularity the provisions of this Lease wherein said duty is claimed to exist on the part of Lessor, the facts existing that require the performance of such duty and the failure or omission on the part of Lessor to commence the performance or observance thereof with reasonable diligence after actual receipt of said notice.

17. COMPLIANCE WITH THE LAW. Lessee shall, at its sole cost and expense, comply with all of the requirements of all governmental authorities now in force, or which may hereafter be in force, pertaining to the premises, and shall faithfully observe in the use of the premises all rules, regulations, ordinances and statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, decision of any regulatory agency, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such rule, regulation, ordinance or statute in the use of the premises shall be conclusive of that fact as between Lessor and Lessee.

18. DUTY IMPOSED BY LAW TO ALTER PREMISES. In the event that during the term hereof any alteration, addition, change, or otherwise to the premises, or any portion thereof, be required by any rule, regulation or law, the same shall be made by Lessee at Lessee’s sole cost and expense after first giving Lessor written notice of the proposed alteration, as more particularly required by Section 15 of this Lease.

19. INSPECTION FEES AND CHARGES. Lessee shall, in addition to all other sums, pay all fees for permits, inspections, or examinations of the premises, or any part thereof, or anything pertaining thereto, charged by any public authority having jurisdiction over the premises.

20. HAZARDOUS MATERIAL.

(a) Use of Hazardous Material. Lessee shall not cause or permit any Hazardous Material, as defined in subparagraph (f) below, to be generated, brought onto, used, stored, or disposed of in or about the premises or the building by Lessee or its agents, employees, contractors, subtenants, or invitees, except for such substances that are required in the ordinary course of Lessee’s business conducted on the premises or are otherwise approved by Lessor. Lessee shall:

(i) Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statues, ordinances, and regulations in effect during the Lease term that relate to public health and safety and protection of the environment (Environmental Laws), including those Environmental Laws identified in subparagraph (e) below; and

(ii) Comply at all times during the Lease term with all Environmental Laws.

(b) Notice of Release or Investigation. If, during the Lease term (including extensions), Lessee becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the premises or the building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the premises or the Building, Lessee shall give Lessor written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Lessor copies of any claims, notices of violation, reports, or other writings received by Lessee that concern the release or investigation.

(c) Indemnification. Lessee shall, at Lessee’s sole expense and with counsel reasonably acceptable to Lessor, indemnify, defend, and hold harmless Lessor and Lessor’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the premises or the Building, or the violation of any Environmental Law, by Lessee or Lessee’s agents, contractors, or invitees. This indemnification includes:

(i) Losses attributable to diminution in value of the premises or the Building;

(ii) Loss or restriction of use of rentable space in the Building;

(iii) Adverse effect on the marketing of any space in the Building; and

(iv) All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.

(d) Remediation Obligations. If the presence of any Hazardous Material brought onto the premises or the building by Lessee or Lessee’s employees, agents, contractors, or invitees results in contamination of the Building, Lessee shall promptly take all necessary actions, at Lessee’s sole expense, to return the premises or the building to the condition that existed before the introduction of such Hazardous Material. Lessee shall first obtain Lessor’s approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in subparagraph (c) above.

(e) Lessor warrants that it has no knowledge of any contamination or the presence of any hazardous materials upon the premises. Lessor further warrants that it has no knowledge of any release onto the premises or any building on the premises of any hazardous materials and, further, that Lessor has received no notice that the premises or the building in which the premises are situated is in violation of any environmental law.

(f) Definition of “Hazardous Material”. As used in this paragraph 21 the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes:

(i) Any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA)(42 United States Code§§ 9601-9675);

(ii) “Hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA)(42 United States Code§§ 6901-6992k);

(iii) Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

(iv) Petroleum products;

(v) Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code§§ 2011-22978g-4;

(vi) Asbestos in any form or condition; and

(vii) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

21. NONLIABILITY OF OWNER FOR DAMAGES. This Lease is made upon the express condition that Lessor is to be free from all liability and claims for damages by reason of any injury to any person or persons, including Lessee, or property of any kind whatsoever and to whomsoever belonging, including Lessee, from any cause or causes whatsoever, while in, upon, or in any way connected with the premises during the term of this Lease or any extension thereof or any occupancy hereunder. Lessee hereby covenants and agrees to indemnify, defend, and hold harmless Lessor from all liability, loss, cost and obligations on account of, or arising out of, any injuries or losses, however occurring.

22. LIABILITY INSURANCE. In addition to and independent of all other provisions of this Lease, Lessee shall take out and keep in force during the term hereof, at Lessee’s sole cost and expense, a policy of comprehensive public liability insurance to protect against any liability to the public incident to the use of or resulting from any accident occurring in or about the premises, the liability under such insurance to be not less than $5,000,000.00 for any one person injured, of $5,000,000.00 for any one accident, or $1,000,000.00 for property damage. All public liability insurance and property damage insurance shall insure performance by Lessee of the indemnity provisions of paragraph 22. Both parties hereto shall be named as coinsureds, and the policy shall contain cross-liability endorsements.

Not than less that fifteen (15) days prior to the date of commencement of the term of this Lease, Lessee shall secure and deliver to Lessor a certificate of said insurance together with a receipt for the payment of the premium thereof and a written undertaking on the part of the insurance carrier to notify Lessor in writing at least thirty (30) days prior to any cancellation thereof.

Certificates for such insurance shall be deposited by Lessee with Lessor on renewal of the policy, not less than twenty (20) days before expiration of the term of the prior policy.

Lessee agrees, if Lessee does not keep such insurance in full force and effect, that Lessor may take out the necessary insurance and pay the premium therefor. Repayment of said premium shall be deemed to be a part of the rental and payable as such on the next day upon which rent becomes due.

This Lease is made upon the express condition that Lessor is to be free from all liability and claim for damages by reason of any injury to any person or persons, including Lessee, or property of any kind whatsoever and to whomever belonging, including Lessee, from any cause or causes whatsoever, while in, upon or anyway connected with the premises during the term of this Lease, or any extension thereof, or any occupancy thereunder, Lessee hereby covenanting and agreeing to indemnify and save harmless Lessor from all liability, loss, cost and obligation on account of or arising out of any injuries or losses howsoever occurring.

23. PREMISES INSURANCE. Lessee at its cost shall maintain on all its personal property, tenant improvements, and alterations, as well as on the buildings situated on the premises, a standard policy of fire with an extended coverage, vandalism and malicious mischief endorsements, to the extent of 100% of their full replacement cost.

The “full replacement cost” of the building, personal property, and other improvements to be insured by Lessee shall be determined by the company issuing the insurance policy at the time it is initially obtained, and shall include replacement in accord with official building code requirements at the time of any loss. No more frequently than once every two years, either party shall have the right to notify the other party that it elects to have the replacement cost determined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

The policy covering the building shall include rental income insurance to protect Lessor from loss of rents for a period of 12 months. All policies of insurance shall be issued in the name of Lessee and shall name Lessor as an additional insured, and shall contain cross-liability endorsements.

Not less than fifteen (15) days prior to the commencement of the term of this Lease, Lessee shall secure and deliver to Lessor a certificate of said insurance together with a receipt for the payment of the premium thereof and a written undertaking on the part of the insurance carrier to notify Lessor in writing at least thirty (30) days prior to any cancellation thereof. Certificates for such insurance shall be deposited by Lessee with Lessor, on renewal of the policy, not less than twenty (20) days before expiration of the term of the prior policy.

Lessee agrees, if Lessee does not keep such insurance in full force and effect, that Lessor may take out the necessary insurance and pay the premium therefor. Repayment of said premium shall be deemed to be a part of the rental and payable as such on the next day upon which rent becomes due.

Lessor and Lessee hereby release the other from any and all liability for loss or damage insured against under all policies of insurance, now or hereafter during the term hereof existing and purchased by either or both insuring or covering the premises, or any portion thereof, or Lessee’s operations, and hereby waive all rights of subrogation which the insurer under said policies might otherwise, if at all, have as against the other hereto.

24. DAMAGE OR DESTRUCTION OF PREMISES. If any improvements, including buildings or other structures, located on the premises are damaged or destroyed during the term of this Lease or any renewal or extension thereof, the damage shall be repaired as follows:

(a) If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried under provisions of this Lease, Lessee shall repair that damage as soon as reasonably possible and shall restore the premises and improvements to substantially the same condition as existed before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair and restoration. If insurance required to be carried by this Lease has lapsed or not been carried, Lessee shall solely be responsible for the full cost and expense of necessary repairs.

(b) If the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, and if such damage exceeds one-half (1/2) or more of the then full replacement cost from a cause not insured, Lessor shall have the right to terminate this Lease by giving written notice of termination to Lessee within thirty (30) days after the date of damage or destruction. If this Lease is not terminated, then Lessor shall diligently proceed to repair and restore the leased premises.

(c) If the damage or destruction is caused either by a peril against which fire and extended coverage insurance is required by this Lease to be carried, or by a peril against which insurance is not required to be carried by this Lease, Lessee expressly waives any right under Civil Code Sections 1931-1933 to terminate this Lease for damage or destruction to the premises.

25. CONDEMNATION. If, during the term or during the period of time between the execution of this Lease and the date the term commences, there is any taking of all or any part of the premises or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined as hereinafter provided.

If the premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if the remaining portion of the building or other improvements or the parking area that are a part of the premises is rendered unsuitable for Lessee’s continued use of the premises. If Lessee elects to terminate this Lease, Lessee must exercise its right to terminate pursuant to this paragraph by giving notice to Lessor within thirty (30) days after the nature and the extent of the taking has been finally determined. If Lessee elects to terminate this Lease as provided in this paragraph, Lessee shall also notify Lessor of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Lessee has notified Lessor of its election to terminate. If Lessee does not elect to terminate this Lease within said period, this Lease shall continue in full force and effect as otherwise provided herein, however, the rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the term only such portion of the rent as the value of the part remaining after the condemnation bears to the value of the premises to the date of condemnation.

Each party hereto waives the provisions of Code of Civil Procedure §1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the premises.

If there is a partial taking of the premises and this Lease remains in full force and effect, Lessee at its cost shall accomplish all necessary restoration.

The award shall belong to and be paid to Lessor, except that Lessee shall receive from the award the following:

(a) The sum attributable to Lessee’s improvements or alterations made to the premises by Lessee in accordance with this Lease, which improvements or alterations Lessee has the right to remove from the premises pursuant to the provisions of this Lease but elects not to remove, or if Lessee elects to remove any of such improvements or alterations, a sum for reasonable removal and relocation costs not to exceed the market value of such improvements or alterations.

(b) A sum attributable to that portion of the award constituting severance damages for the restoration of the premises, but only if Lessee undertakes such restoration at its sole cost.

(c) A sum paid to Lessee from the entity undertaking condemnation for loss of good will of Lessee.

26. SUBORDINATION. This Lease shall be subordinate to any and all encumbrances on the premises, to the interest on all obligations made on the security thereof, to all advances made on the security thereof, and to all extensions, renewals or replacements of the security therefore, provided, however, that so long as Lessee performs all of its obligations under this Lease, no foreclosure, deed given in lieu of foreclosure, or sale under the encumbrances, and no steps or procedures taken under the encumbrances, shall affect Lessee’s rights under this Lease. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee shall, from time to time, on request of Lessor, execute and deliver any document or instrument that may be required by any lender to effectuate any subordination. If Lessee fails to execute and deliver any such document or instrument, Lessee irrevocably constitutes and appoints Lessor as Lessee’s special attorney-in-fact to execute and deliver any such document or instrument.

27. ASSIGNMENT OR SUBLETTING. Lessee shall not sell, transfer, assign, mortgage or hypothecate this Lease, or any interest in this Lease, nor permit the use of the premises by any person or entity other than Lessee, nor sublet the premises or any part thereof, without the prior written consent of Lessor. For any assignment or subletting, the assignee or subtenant must agree to be bound by all terms of this Lease and Lessee shall remain liable for the performance of all of the terms, covenants and conditions of this Lease. Any subletting by Lessee shall not be for any consideration or rental greater than that provided for in this Lease. Consent to any of the aforementioned acts shall not operate as a waiver of the necessity of first obtaining the written consent of Lessor to any such subsequent act, and the terms of any such consent shall be binding upon any person or entity holding by, under or through any such consent and as a condition precedent to the giving of such consent, such person or entity shall agree in writing, delivered to and for the benefit of Lessor, to assume, be bound by, and perform all of the terms, covenants and conditions of this Lease to be done, kept and performed by Lessee.

If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code 11 U.S.C. sections 101 et seq. (The “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor’s property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

28. WASTE AND NUISANCE. Lessee shall not commit, nor suffer to be committed, any waste of the premises, or any nuisance, or any other act or thing which may disturb any other person or persons.

29. LESSEE’S DEFAULT. The occurrence of any of the following shall constitute a default by Lessee:

1. Failure to pay rent when due.

2. Abandonment and vacation of the premises (failure to occupy and operate the premises for 10 consecutive days shall be deemed an abandonment and vacation.)

3. Failure to perform any other provision of this Lease if the failure to perform is not cured within three days after notice has been given to Lessee. If the default cannot reasonably be cured within 3 days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the three-day period and diligently and in good faith continues to cure the default.

Notices given under this paragraph shall specify the alleged default and the applicable lease provisions, and shall demand that Lessee perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor so elects in the notice.

30. LESSOR’S REMEDIES ON DEFAULT. Lessor shall have the following remedies, if Lessee commits a default. These remedies are not exclusive, but rather cumulative and in addition to any remedies now or later allowed by law:

1. Termination of Lessee’s Right to Possession: Lessor can terminate Lessee’s right to possession of the premises at any time. No act by Lessor other than giving notice to Lessee shall terminate this Lease. Act of maintenance, efforts to relet the premises, or the appointment of a receiver on Lessor’s initiative to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession. On termination, Lessor has the right to recover from Lessee:

(a) The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

(b) The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

(c) The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

(d) Any other amount and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee’s default.

“The worth, at the time of the award,” as used in a and b of this paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. “The worth, at the time of the award,” as referred to in c of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

2. Continue Lease:

(a) Have this Lease continue in effect for so long as Lessor does not terminate this Lease and Lessee’s right to possession of the premises, and Lessor shall have the right to enforce all of Lessor’s rights and remedies under this Lease as they become due; or

(b) Without terminating this Lease, make alterations and repairs as may be necessary in order to relet the premises; and relet the premises or any part thereof for a term (which may be for a term extending beyond the term) and at a rent and upon other terms and conditions as Lessor in Lessor’s sole discretion may deem advisable; provided that on each reletting all rent and other sums received by Lessor from reletting shall be applied, first, to the payment of any indebtedness other than rent due under this Lease from Lessee to Lessor; second, to the payment of any costs and expenses of the reletting, including reasonable brokerage fees and attorney fees and costs of alterations and repairs; third, to the payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Lessor and applied in payment of future rent payable by Lessee under this Lease as the same may become due and payable under this Lease. If the rent and other sums received from reletting during any month are less than the rent to be paid during that month by Lessee, Lessee shall pay the deficiency to Lessor; if rent and other sums shall be more, Lessee shall have no right to the excess. Any deficiency shall be calculated and paid monthly. No reentry or taking possession of the premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of that intention is given to Lessee or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Lessor may at any time afterwards elect to terminate this Lease for the previous breach.

3. Appointment of a Receiver: If Lessee is in default under this Lease Lessor shall have the right to have a receiver appointed to collect rent and conduct Lessee’s business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this Lease.

4. Lessor’s Right to Cure Lessee’s Default: Lessor, at any time after Lessee commits a default, can cure the default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

5. Interest on Unpaid Rent: Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge, from the date due until paid.

31. ABANDONMENT OF PREMISES. Lessee shall not vacate or abandon the premises at any time during the term of this Lease. If Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor.

32. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any and all such subleases or subtenancies.

33. DISTURBANCE OF POSSESSION. Lessee shall not have any claim whatsoever against Lessee for any damages, nor shall Lessee be released or discharged from any of its obligations, liabilities, or indebtedness hereunder, should the possession by Lessee of the premises be disturbed or interfered with or affected in any manner whatsoever, and irrespective of how caused or by whom, excepting only the intentional, wrongful, affirmative and willful eviction of Lessee by Lessor.

34. SURRENDER OF PREMISES. On expiration of the term, Lessee shall surrender to Lessor the premises and all Lessee’s improvements and additions in good condition, except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee and except for alterations that Lessee has the right to remove. Lessee shall remove all its personal property by the date of such termination of the term, and shall perform restoration made necessary by removal of any alterations or Lessee’s personal property.

Lessor may elect to retain or dispose of in any manner any alterations or Lessee’s personal property that Lessee does not remove from the premises on expiration or termination of the term of this Lease by giving at least ten (10) days notice to Lessee. Title to any such alteration or to Lessee’s personal property that Lessor elects to retain or dispose of on the expiration of the ten (10) day period shall vest in Lessor. Lessee waives all claims against Lessor for any damage to Lessee resulting from Lesson’s retention or disposition of any such alterations or Lessee’s personal property. Lessee shall be liable to Lessor for Lessor’s costs for storing, removing and disposing of any alterations or Lessee’s personal property.

If Lessee fails to surrender the premises to Lessor on expiration or termination of the term as required under this paragraph, Lessee shall defend Lessor and hold Lessor harmless from all damages resulting from Lessee’s failure to surrender the premises, including, without limitation, claims made by a succeeding Tenant resulting from Lessee’s failure to surrender the premises.

35. ATTORNEY’S FEES. In the event of the bringing of any action or proceeding by either party hereto as against the other hereon or hereunder, or by reason of any breach of any term, covenant or condition on the part of the other party, or arising out of this Lease, then and in that event the prevailing party shall be entitled to have and recover from the other reasonable attorney’s fees to be fixed by the court wherein said judgment or order shall be entered.

In the event Lessor is made a defendant in any action by a third person arising out of any act, default or omission of the Lessee or their patrons, guests, or agents, the Lessee agrees to pay all reasonable costs and expenses incurred by Lessor, including, but not limited to, reasonable attorney’s fees and costs.

36. NOTICES. Any and all notices or demands by or from Lessor to Lessee, or Lessee to Lessor, shall be in writing and shall be served either personally or by mail. If served personally, service shall be conclusively deemed made at the time of service. If served by mail, service shall be conclusively deemed made twenty-four (24) hours after the deposit thereof in the United States Postal Service mail, postage prepaid, addressed to the party to whom such notice or demand is to be given, as herein provided.

Any notice or demand to Lessor shall be given at 3842 Palo Alto Drive, Lafayette, California, 94549, or such other place or places as Lessor may designate from time to time in writing.

Any notice or demand to Lessee shall be given at the premises, whether or not Lessee has departed from, abandoned or vacated the same, or such other place or places as Lessee may designate from time to time in writing.

38. OPTION TO BUY.

A. Grant of Option. Lessor grants to Lessee the exclusive option to purchase the property in accordance with the provisions hereafter set forth, so long as Lessee is not in default under the terms of this Lease either at the time of exercise of the option to purchase or at close of escrow thereafter.

B. Term and Exercise of Option. Lessee shall have the right to exercise the option to purchase at any time after commencement of the term of this Lease and prior to ninety (90) days before the end of the Lease term. If the Lease is terminated prior to the end of the Lease term provided for therein, except as a result of the sole default of Lessor, this option shall terminate upon termination of the Lease.

Such option shall be exercised by written notice from Lessee to Lessor given within the notice period set forth herein. If Lessee fails to give Lessor such written notice of exercise of the option within said time, or if this Lease terminates for any cause before the end of said option period, this option shall terminate and shall be of no further force or effect.

C. Documents on Termination of Option. If this option is terminated other than by purchase of the property, Lessee agrees, if requested by Lessor, to execute, acknowledge, and deliver a Quitclaim Deed to Lessor within thirty (30) days after termination of the option, and to execute, acknowledge, and deliver any other documents required by any title company to remove the cloud of this option from the property.

D. Condition of Property. Lessee agrees and acknowledges that in acquiring rights and the option under this Lease it is not relying, in whole or in part, upon any representation or warranty respecting the property made by Lessor or by anyone else on Landlord’s behalf. Without limiting the generality of the foregoing, Lessee hereby acknowledges that it will be purchasing the property in an “AS IS” condition, and further that:

(1) Lessee has made Lessee’s own independent investigation with respect to the property and all other aspects of this transactions, and is relying entirely thereon and on the advice of Lessee’s consultants.

(2) Lessee has reviewed all instruments, records, and documents which Lessee has deemed appropriate or advisable to review in connection with this transaction, and Lessee has determined that the information and data contained therein or evidenced thereby is satisfactory to Lessee.

(3) The property is or may be situated in a Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act, section 2621-2625, inclusive, of the California Public Resources Code; and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California. No representations on the subject are made by Lessor or Lessor’s agent, and Lessee should make its own investigation or inquiry.

G. Term of Sale and Escrow Instructions. The parties shall, within fifteen (15) days after the date of notice of exercise of the option is given, open an escrow account at Fidelity National Title Insurance Company of California, Hollister, California (“Escrow Holder”). The escrow shall be scheduled to close the day after expiration of the term of the Lease, if that is a business day; and if it is not a business day, then on the first business day thereafter.

Within fifteen (15) days after the opening of the escrow, Lessor and Lessee shall sign and deliver to the Escrow Holder escrow instruction on the Escrow Holder’s standard form of Purchase and Sale Escrow Instructions. The instructions shall set forth the agreement of the parties as to the purchase and sale of the property, which agreement is as follows:

(1) Title Report. Lessee shall obtain a Preliminary Report of Title from Escrow Holder within ten (10) days after opening of the escrow, and within ten (10) days thereafter provide Lessor with a copy of such report along with a statement, in writing, of any exceptions to the title on such Preliminary Report to which Lessee objects. If no such notice is given by Lessee at the time Lessee provides Lessor with a copy of the Preliminary Title Report, then title to the property as to which the option is exercised shall be taken by Lessee subject to all exceptions shown on such Preliminary Report of Title. If Lessee shall object to any exceptions shown on the such Preliminary Report of Title within the time provided for above, and if Lessor shall elect not to remove any exceptions to which Lessee objects (except monetary liens or encumbrances thereon, which Lessor may advise Lessee will be removed at close of escrow), then the options and rights hereunder shall terminate and shall be of no further force or effect.

(2) Title. At close of escrow, Lessor shall convey the property to Lessee by Grant Deed, subject only to the lien of current taxes not yet delinquent, and to those exceptions to which Lessee has failed to object.

Lessor shall cause to be delivered to Lessee upon close of escrow a CLTA standard coverage policy of title insurance on the property issued by the Escrow Holder with liability equal to the full purchase price of the property, and insuring title in a condition as set forth above, vested in Buyer or Buyer’s nominee.

(3) Purchase Price. The total purchase price for the property shall be determined through mutual agreement.

(4) Payment of Purchase Price. The purchase price shall be paid by Lessee to Lessor, in cash or by Lessee’s Promissory Note in the full amount of the purchase price, in the Escrow Holder’s usual form of installment note, providing for interest on the principal due thereunder from time to time, at a rate equal to one and one quarter percent (1.25%) over the prime rate of the 1s t Capital Bank in effect on the date of close of escrow. Principal and interest shall be amortized under said Promissory Note over a period of twenty five(25) years, all due five (5) years from close of escrow, commencing on the date of close of escrow, and payments of principal and interest shall be made monthly, commencing one (1) month after the date of close of escrow.

Said Promissory Note shall be secured by a Deed of Trust in the Escrow Holder’s usual form, first in priority, describing the property.

(5) Exchange. Notwithstanding the above provisions for payment of a purchase price, Lessee and Lessor shall accommodate each other in an Internal Revenue Code§ 1031 tax deferred exchange of the property. Neither party shall bear any liabilities in regard to the other party’s exchange. Each party shall bear all costs incurred in regard to their individual exchange. In the purchase cannot be consummated as either a simultaneous or non-simultaneous exchange before the date provided for close of escrow, then the transaction shall be consummated as a purchase and sale for the price and on the terms provided herein.

(6) Prorations. Property taxes, insurance and rent shall be prorated to close of escrow on the basis of a thirty (30) day month.

(7) Closing Costs and Fees. Title insurance premiums, escrow fees, documentary stamp tax, document preparation charges, recording charges and other closing costs and fees shall be paid equally by Lessor and Lessee.

(8) Conditions to Close of Escrow. The close of escrow and the obligation of the parties to purchase and sell the real property is expressly subject to the following conditions precedent:

(a) The conveyance to Lessee of good and marketable title to the property, subject only to the exceptions to title referred to hereinabove, as evidenced by a standard form CLTA title insurance policy issued by Escrow Holder in the full amount of the purchase price.

(b) Payment by Lessee to Lessor, through escrow, of the purchase price, either in cash or Lessee’s Promissory Note and Deed of Trust, at close of escrow.

(c) The absence of any default by Lessee under the above Lease, or under this Option to Buy.

(9) Tax Withholding. Lessor agrees to provide Lessee at close of escrow with affidavit under penalty of perjury that Lessor is not a “foreign person” in order to establish Lessor’s exemption from tax withholding under the Foreign Investment and Real Property Tax Act.

(10) Destruction After Exercise of Option. If the real property improvements or the equipment are totally or partially destroyed between the date Lessee exercises this option to purchase and the date set for close of escrow, Lessor may restore the same pursuant to paragraph 25, as to real property improvements. However, if Lessor elects to terminate this Lease following such total or partial destruction, Lessee’s right to purchase hereunder shall terminate as to the real property, unless Lessee notifies Lessor that Lessee will purchase the real property despite the damage, and without reduction in the purchase price. Lessee must notify Lessor of its decision to proceed with such purchase within ten (10) days after Lessee received notice of Lessor’s election to terminate this Lease on account of such damage or destruction. If Lessee elects to purchase irrespective of such damage or destruction, Lessee shall be entitled to receive all insurance proceeds resulting therefrom. If this Lease does not terminate as a result of such damage or destruction, and Lessor restores the premises or equipment damaged or destroyed, the time for close of escrow shall be extended for a period of time equal to a reasonable period of time required for Lessor to restore and repair the premises.

(11) Termination of Lease. On close of escrow, the Lease provided for under this agreement shall terminate and the parties hereto shall be released from all future liabilities and obligations thereunder.

H. Real Estate Broker. No real estate broker or brokers are involved in the sale and purchase and no real estate broker’s commission is, or shall be, due or payable.

I. Additional Acts and Instruments. Lessor and Lessee shall do and perform such additional acts and execute and deliver such additional documents and instruments as may be necessary to effectuate the provisions hereof.

J. Survival. Provisions hereof shall survive the execution and delivery of any and all documents and instruments that may be convenient or necessary to effectuate the provisions hereof.

K. Assignment of Option. Lessee may not assign the option provided for herein. Lessor may, at any time, transfer all or any part of Lessor’s interest in the property described herein subject to this agreement.

Following exercise of Lessee’s option hereunder, and before close of escrow, Lessee shall have no right to designate any other party as a nominee to take title to the property at close of escrow.

L. Memorandum of Option. The parties hereto shall execute and acknowledge a Memorandum of Option to Purchase in the form attached hereto. Only said Memorandum, and not this agreement, shall be recorded.

M. Participation in any Loan Prepayment Penalties and Prorated Loan Expenses: Lessee agrees to pay to the Lessor the cost of any Prepayment Penalty assessed by the Lending Agency for early termination of the loan due to the purchase of the property and prorated loan expenses for the term of the lease.

39. WAIVER. The waiver by Lessor of any breach of any term, covenant, or condition contained herein shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be waived of any preceding breach by Lessee or any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

40. INDEPENDENT CONDITIONS. All terms, covenants, condition and agreements contained herein are independent. Should Lessee fail to keep or perform any term, covenant, condition or agreement, Lessor, at its option, may cancel and terminate this Lease and all of Lessee’s rights hereunder.

41. TIME. Time is of the essence hereof.

42. SCOPE. This Lease constitutes the entire agreement between the parties and no representations, warranties, conditions, understandings or agreements of any kind shall be binding on any party unless incorporated herein. This Lease shall not be modified or altered except by written agreement signed by the parties hereto.

43. HOLDING OVER. Any holding over after the expiration of the term of this Lease with the consent of Lessor shall be construed as a tenancy from month to month and shall be otherwise on the same terms and conditions herein contained, as far as applicable.

44. CAPTIONS. The title or heading to the paragraphs of this Lease is not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

45. BINDING ON SUCCESSORS. The covenants and conditions contained herein shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of all of the parties hereto, and all of the parties hereto shall be jointly and severally liable hereunder.

Dated: Dec. 01, 2015 Michael McCullough Paige McCullough		TEKNOVA, a Corporation

By:	/s/ Michael McCullough	By:	/s/ Thomas E. Davis
President

By:	/s/ Paige McCullough	By:	/s/ Valerie Westerdale
Secretary

LESSOR		LESSEE

EXHIBIT A

All that real property situated in the city of Hollister, County of San Benito, State of California, particularly described as follows:

San Benito County Records. Assessor’s Parcel No: 051-15-04-009-0